UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Bioanalytical Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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February 26, 2013

Dear Shareholders:

You received a proxy from the Company dated February 7, 2013. One of the proposals included in that proxy was to ratify the appointment of Crowe Horwath LLP (“Crowe”) as the Company’s independent registered public accounting firm for fiscal 2013. On February 6, 2013, Crowe provided the Company with notice of its intent to resign as the Company’s independent registered public accounting firm and its resignation was effective on February 14, 2013 when it completed its review of our first quarter of fiscal 2013.  As a result, the Board of Directors now recommends a vote AGAINST Crowe’s ratification as the Company’s independent registered public accounting firm for fiscal 2013. As of February 22, 2013, the Company has engaged McGladrey LLP as its new registered public accounting firm for fiscal 2013 and has filed a form 8-K with the Securities and Exchange Commission.

On behalf of all of us at BASi, I thank you—the shareholders—for your trust and support as we at BASi work as one link in the chain to improve the quality of human life. We look forward to seeing you at the annual meeting on March 14, 2013.

Sincerely,

Jacqueline M. Lemke

President, Chief Executive Officer

Chief Financial Officer and Vice President-Finance